Exhibit 1(c)

CORPORATE HIGH YIELD FUND VI, INC.

ARTICLES OF AMENDMENT

CORPORATE HIGH YIELD FUND VI, INC., a Maryland corporation (the “Corporation”), docs hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The name of the corporation is CORPORATE HIGH YIELD FUND VI, INC.

SECOND: The charter of the Corporation is hereby amended by deleting Article I thereof in its entirety and inserting the following in lieu thereof:

ARTICLE I

NAME

The name of the Corporation is

BLACKROCK CORPORATE HIGH YIELD FUND VI, INC.

THIRD: These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation and are limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law and are therefore made without action by the stockholders.

FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

FIFTH: As amended hereby, the Corporation’s charter shall remain in full force and effect.

SIXTH: These Articles of Amendment shall be effective as of the 29th day of September, 2006.

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 3 page document on the file in this office. DATED: 9/18/06

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

By:	, Custodian

this stamp replaces our previous certification system. Effective: 6/95

IN WITNESS WHEREOF, CORPORATE HIGH YIELD FUND VI, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary as of the14th day of September, 2006,

CORPORATE HIGH YIELD FUND VI, INC.

By:	/s/ Donald C. Burke
Donald C. Burke, Vice President

Witness:

THE UNDERSIGNED, Vice President of the Corporation, who executed on behalf of the Corporation the ‘foregoing Articles or Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facta set forth herein are true in all material respects, under the penalties of perjury.

/s/ Donald C. Burke
Donald C. Burke, Vicc President

2